SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2004

HIGHWOODS REALTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

North Carolina	0-21731	56-1869557
(State of Formation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (919) 872-4924

Item 5. Other Events

As previously announced, Ronald P. Gibson will retire as our General Partner’s Chief Executive Officer effective June 30, 2004. In connection with his retirement, our General Partner’s board of directors has approved a cash payment to Mr. Gibson in an amount equal to (1) three times the base salary paid to Mr. Gibson during the twelve-month period preceding his retirement plus (2) three times the target annual bonus available to Mr. Gibson under the Company’s executive incentive bonus plan. These payments will be made to Mr. Gibson on the date of his retirement. Additionally, the board of directors has determined that all unvested stock options and shares of restricted stock awarded to Mr. Gibson during his employment as our Chief Executive Officer will vest upon his retirement and the stock options shall remain outstanding for their stated terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS REALTY LIMITED PARTNERSHIP

By:	HIGHWOODS PROPERTIES, INC., its sole general partner

By:	/s/ Mack D. Pridgen III
Mack D. Pridgen III
Vice President, General Counsel and Secretary

Dated: April 2, 2004